UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 20, 2007
WILD OATS MARKETS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-21577	84-1100630

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1821 30th Street
Boulder, Colorado 80301
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (303) 440-5220
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On August 20, 2007, pending further order, the U.S. Court of Appeals for the District of Columbia issued a stay order enjoining the tender offer and the merger between the Company and Whole Foods Market, Inc. for the purpose of giving the court sufficient opportunity to consider the merits of the FTC’s motion for a stay. As a result, Whole Foods Market has extended the expiration date for its tender offer to purchase outstanding Company shares to 5:00 p.m., Eastern time, on Monday, August 27, 2007.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WILD OATS MARKETS, INC.
Date: August 21, 2007	By:	/s/ Gregory Mays
		Name:	Gregory Mays
		Title:	Executive Officer